UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 25, 2009

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, the Board of Directors of HearUSA, Inc. (the “Company”) expanded the Board of Directors from eight to nine members. The Board then appointed Ozarslan A. Tangun to fill the vacancy effective on October 25, 2009. Mr. Tangun was also appointed to serve on the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. The Company issued a press release announcing Mr. Tangun’s appointment, a copy of which is furnished with this Form 8-K as Exhibit 99.1.

Mr. Tangun is the founder and managing member of Patara Capital Management, LP, an investment partnership founded in April, 2006. Prior to establishing Patara Capital, he was employed by Southwest Securities (“SWS”), a full service brokerage firm based in Texas, from 1995 to 2006. During that time, Mr. Tangun held the position of Director of Research for over six years. He also held the positions of Senior VP and Associate Director of Research. Mr. Tangun currently serves on the board of directors of XETA Technologies, Inc., a Nasdaq communications solution company servicing Fortune 1000 companies. Mr. Tangun graduated from the University of Iowa with an MBA concentration in finance. He is a CFA charter holder.

Mr. Tangun will receive the director compensation as described in the Company's 2009 proxy statement for non-employee directors. Upon his appointment to the Board, he will receive an option to acquire 25,000 shares, vesting ratably over three years, at an exercise price equal to the closing price of the Company’s common stock on the effective date of the grant.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1	Press release issued October 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: October 28, 2009	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued October 28, 2009.